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                                  Exhibit 10.15


                AMENDMENT TO 401(K) PLAN DATED SEPTEMBER 15, 1998



RESOLVED, that the recommended revisions to the PharmChem Laboratories, Inc. 401(k) Plan be adopted including:

A. At Section 1.01(c ), add the name of Tom Calderon, Controller, and delete the name of Patricia Krause, as a member of the Employer Committee acting as Plan Administrator.

B. Correct the definition of the term "Employer" at Section 1.02(b) of the Adoption Agreement to state "PharmChem Laboratories, Inc." in place of "PharmChem Laboratories Operations, Inc."

C. Amend Section 1.04(a) of the Adoption Agreement by including overtime pay, bonuses and commissions in the definition of Compensation under the Plan.

D. Amend Section 1.05(b)(1) of the Adoption Agreement to provide that Deferral Contributions may not exceed 15% (rather than 10%) of Compensation.

E. Amend Section 1.14(b) of the Adoption Agreement by increasing the number of investment options from 5 to 10.

F. Amend the Addendum to Articles I, II, III and IV to provide that the participant loan setup fee ($75) and the participant loan fee ($6.25 per quarter, or $25 per year) are to be charged to the Participant rather than being paid by the Employer.



/s/ David A. Lattanzio
-------------------------------------
David A. Lattanzio
Chief Financial Officer and Secretary